UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT
     Pursuant to Section 13 OR 15(d) off The Securities Exchange Act of 1934

       Date of Report (Date of earliest event reported): October 20, 2009


                           MYRIAD INTERNATIONAL, CORP.
               (Exact name of registrant as specified in charter)

           Nevada                      333-157558                 68-0677348
(State or other jurisdiction          (Commission               (IRS Employer
     of incorporation)                File Number)           Identification No.)

       848 N. Rainbow Blvd. #2167
           Las Vegas, NV 89107                                      89107
(Address of principal executive offices)                          (Zip Code)

                                 (415) 504-3659
                          Registrant's telephone number

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17
    CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17
    CFR 240.14a -12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d -2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e -4(c))

ITEM 5.02. DEPARTURE OF CERTAIN OFFICERS APPOINTMENT OF CERTAIN OFFICERS.

On July 2, 2009, Myriad International, Corp. (the "Company") appointed Harry Lappa as a director to serve on the Board of Directors of the Company. The appointment of Mr. Lappa increases the number of directors sitting on the Company's Board of Directors to two.

Harry Lappa has 23 years experience in the financial industry. Mr. Lappa is a graduate of the University of Regina located in Regina, Saskatchewan, Canada where he obtained his Bachelor of Arts degree. Between 1985 and 1989, Mr. Lappa served as a financial officer for Employment and Immigration Canada. From 1989 - 2003, Mr. Lappa held various management positions with a Canadian utility, including those of Project Management, Information Technology and Operations.

Since 2004, Mr. Lappa has been involved with Iciena Ventures, as a director until 2007, and then as Vice President and Chief Financial Officer. In 2008, Mr. Lappa became President of Iciena Ventures, which is a publicly traded diamond exploration company operating primarily in Brazil. In February 2009, Mr. Lappa has been Director of Endeavour Power Corp. (EDVP:OTC.BB) a public oil and gas company.

Mr. Lappa will serve as a Director until his duly elected successor is appointed or he resigns. There are no arrangements or understandings between him and any other person pursuant to which he was selected as an officer and director. There are no family relationship between Mr. Lappa and any of our officers or directors. Other than being a director of Endeavour Power Corp., Mr. Lappa has not held any directorships in a company with a class of securities registered pursuant to section 12 of the Exchange Act or subject to the requirements of section 15(d) of such Act or any company registered as an investment company under the Investment Company Act of 1940.

                                   SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                         MYRIAD INTERNATIONAL, CORP.


Date: October 21, 2009                   By: /s/ Evgeny Smirnov
                                             -----------------------------------
                                             Evgeny Smirnov, Director

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